AURORA ENERGY, LTD.

                             1997 STOCK OPTION PLAN
1.       PURPOSE

         The Aurora Energy, Ltd. 1997 Stock Option Plan (the "Plan") is intended as an incentive to employees (whether or not officers) of Aurora Energy, Ltd. and its subsidiaries (collectively, the "Company"), and to certain consultants and advisors who perform substantial services for the Company, by enabling them to acquire or increase their proprietary interest in the Company through ownership of the Company's common stock, $0.001 par value ("Common Stock"). The purposes of the Plan are to provide an equity and financial incentive to enable the Company to retain valuable employees, to attract new employees, to obtain the services of consultants, to encourage the sense of proprietorship of such persons in the Company, and to stimulate the active interest of such persons in the development and financial success of the Company.

2. STATUS OF OPTIONS

         Options granted under the Plan shall constitute either incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code"), or options which are not incentive stock options ("Non-Incentive Stock Options"). The Incentive Stock Options and the Non-Incentive Stock Options which may be granted under the Plan are referred to herein collectively as "Options".

3.       ADMINISTRATION

         The Plan shall be administered by a committee (the "Committee") of the Board of Directors of Aurora Energy, Ltd. (the "Board of Directors"). The Committee shall not consist of less than two members of the Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors from the Board of Directors. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it shall select. Acts approved by a majority of the Committee in attendance at meetings at which a majority of the entire Committee is present, or acts reduced to and approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. The Committee shall have full and complete power and authority, with further approval by the Board of Directors, to designate those persons who shall receive Options pursuant to the Plan; to grant Options pursuant to the Plan; to determine whether Options granted pursuant to the Plan shall be Incentive Stock Options or Non-Incentive Stock Options; to establish the dates upon which Options granted pursuant to the Plan shall be exercisable, the purchase price of the common stock subject to Options granted pursuant to the Plan and all other terms and conditions concerning the Options or their exercise; to interpret the provisions and supervise the administration of the Plan; and to otherwise further the purposes of the Plan. The interpretation and construction by the Committee of any provision of the Plan, or of any Option granted under it, shall be final, conclusive and binding upon the Company and all persons who are granted Options under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, or any Option granted hereunder.

4.       ELIGIBILITY

         4.1.     Incentive Stock Options

         The persons who shall be eligible to receive Incentive Stock Options under the Plan shall be such full or part time employees (including officers, whether or not they are directors) of the Company, or of its subsidiaries as in
Section 424(f) of the Code, as the Committee shall select from time to time. Except as otherwise specifically provided herein, no employee shall be eligible to receive Incentive Stock Options under the Plan if, at the date such options are granted, such employee owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or of any parent or subsidiary Company, including stock attributable to the employee pursuant to Section 424(d) of the Code; provided, however, that any employee who would have been otherwise eligible to receive Incentive Stock Options under the Plan, but for the fact that such employee owns stock possessing more than ten percent of the total combined voting power of all classes of stock, as provided above, shall be eligible to receive Incentive Stock Options under the Plan if, at the time such Incentive Stock Options are granted, the purchase price for the Common Stock subject to such Options is at least 110% of the fair market value of the Common Stock, and if the Incentive Stock Options granted to such employee are not exercisable after the expiration of five years from the date such options are granted.

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         4.2      Non-Incentive Stock Options

         The Persons who shall be eligible to receive Non-Incentive Stock Options under the Plan shall be employees of the Company or consultants or advisors to the Company, as defined in the instructions to Securities and Exchange Commission Form S-8, or such successor form, who perform substantial services for or on behalf of the Company or any of its affiliates or any entity in which the Company has an interest, all as the Committee shall select from time to time.

5. COMMON SHARES SUBJECT TO THE PLAN

         The shares which shall be subject to Options granted pursuant to the Plan shall be the Company's authorized but unissued or reacquired Common Stock. The aggregate number of Common Stock which may be issued pursuant to Options granted under the Plan shall not exceed 1,000,000 shares (the "Shares"). (This was amended by the stockholders on June 15, 2000 to read, "Options shall not exceed 10% of the outstanding shares of the company as of December 31st of each year for the following year.") The limitations established by each of the preceding sentences shall be subject to adjustment as provided in Section 8 hereof. In the event that any outstanding Option under the Plan for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Option may again be made the subject of an Option under the Plan.

6. TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

         Incentive Stock Options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by Option agreements or certificates which shall be in such form and which shall contain such provisions consistent with the Plan as the Committee shall deem necessary and appropriate, including the terms of the Option grant and any applicable vesting schedule. Each Incentive Stock Option granted pursuant to the Plan shall comply with and be subject to the following terms and conditions:

         6.1.     Employment Arrangement

         The granting, of an Incentive Stock Option to any employee, shall not impose upon the Company any obligation to retain the employee in its employ for any period.

         6.2.     Number of Shares

         Each Incentive Stock Option shall state the number of Shares to which it pertains.

         6.3.     Option Price

         Each Incentive Stock Option shall state the purchase price of the Shares subject to such Option, which shall not be less than 100% of the Fair Market Value of the Shares on the date of the granting of the Incentive Stock Option. The Fair Market Value of the Shares shall be the last reported sale price of the Common Stock on the day of grant, as reported on the open market, or on any stock exchange that the Common Stock may be listed from time to time; or, if there was no such sale price on the day of grant on the day next preceding the day of grant on which there was such a sale. The purchase price of Shares subject to Incentive Stock Options granted to any employee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company shall be determined in accordance with Paragraph
4.1 hereof.

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         6.4      Medium and Time of Payment

         The share purchase price of Incentive Stock Options shall be payable upon the exercise of the Option and may be paid by cash, or by the delivery to the Company of such other form of consideration as determined by the Committee and as permitted by applicable law, including, but not limited to, shares underlying the Option being exercised, provided that no type of consideration which would disqualify the Option as an Incentive Stock Option under Section 422 of the Code shall be approved by the Committee. An Incentive Stock Option shall be exercised by written notice to the Company at its principal office. Such notice shall state the optionee's election to exercise the Option, shall state the exact number of Shares as to which exercise is being made and shall be accompanied by payment of the full purchase price of such Shares. The Incentive Stock Option shall be deemed exercised upon the date the Company actually receives the notice and payment required by this Paragraph 6.4. The Company shall deliver to the person exercising the Incentive Stock Option a certificate or certificates representing the Shares covered by such Option as soon as practical after the required notice and payment have been received by the Company. However, the Company shall not be obligated to issue any Shares unless and until, in the opinion of the Company's legal counsel, all laws and regulations have been satisfied.

         6.5.     Expiration of Incentive Stock Option

         No Incentive Stock Option granted pursuant to the Plan shall be exercisable in whole or in part, at any time after the expiration of ten years from the date such Option is granted (or five years, as provided in Paragraph
4.1 above).

         6.6.     Terms and Exercise

         Each Incentive Stock Option granted pursuant to the Plan may be exercised only as provided in the agreement executed by the Company and the employee, which shall contain such provisions as to a vesting schedule and other terms or conditions for exercise of the Incentive Stock Options as the Committee may, in its sole discretion, determine and approve. Unless otherwise provided in the Plan or the agreement between the employee and the Company, any portion of the Incentive Stock Option not in fact exercised in the year in which it vests shall not lapse and may be exercised at any time during the remaining term of the Incentive Stock Option. No Incentive Stock Option or installment thereof shall be exercisable except as to whole Shares, and fractional Share interests shall be disregarded.

         6.7.     Nontransferability

         No Incentive Stock Option shall be assignable or transferable by the employee, other than by will or the laws of descent and distribution, as provided in Paragraph 6.9 hereof. During the lifetime of the employee, consultant, or advisor, the Non-Incentive Stock Option shall be exercisable only by such employee.

         6.8.     Termination of Employment Except Disability or Death

         If the employee shall cease to be employed by the Company for any reason except disability, death, or termination for cause, Incentive Stock Options granted to such employee, to the extent vested upon the date such employee's employment terminates and to the extent not theretofore exercised, shall be exercisable at any time within three months after such cessation of employment. The transfer of the employee from the employ of Aurora Energy, Ltd. to a subsidiary, or vice versa, or from one subsidiary to another, shall not be deemed a cessation of employment; provided however, that no Incentive Stock Option shall be exercisable, under any condition, after the expiration of ten years from the date of its grant (or five years as provided in Paragraph 4.1 above.) Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment, for the purposes of the Plan, shall be determined by the Committee, which determination shall be final and conclusive. If an employee's employment is terminated for cause, as determined by the Company, all rights under any and all Options shall expire concurrent with said termination.

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         6.9.     Death or Disability of Optionee

         If the employee shall die or become disabled while in the employ of the Company and shall not have theretofore fully exercised Incentive Stock Options granted under the Plan, such Incentive Stock Options may be exercised, to the extent that the employee's right to exercise such Incentive Stock Options had accrued and become vested upon the date of the employee's death or disability, at any time within two years after the employees' death or disability by the employee or the employee's legal representative, in the case of disability, or by the personal representatives, executors or administrators of the employee's estate, in the case of death, or by any person or persons who shall have acquired the Incentive Stock Option directly from the employee by bequest or inheritance, provided, that under no circumstances may an Incentive Stock Option granted under the Plan be exercisable after the expiration of ten years from the date upon which such Option was granted (or five years as provided in Paragraph
4.1 above).

         6.10.    Value of Shares Issued Upon Exercise

         Notwithstanding anything to the contrary provided herein, the aggregate fair market value, as determined at the time an Incentive Stock Option is granted, of the Shares with respect to which Incentive Stock Options granted under the Plan are exercisable for the first time by the optionee during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000.

7. TERMS AND CONDITIONS OF NON-INCENTIVE STOCK OPTIONS

         Non-Incentive Stock Options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by agreements which shall be in such form and which shall contain such provisions consistent with the Plan as the Committee shall deem necessary and appropriate. Each Non-Incentive Stock Option granted pursuant to the Plan shall comply with and be subject to the following terms and conditions:

         7.1.     Employment or Association Arrangement

         The granting of a Non-Incentive Stock Option to any employee, consultant or advisor shall not impose upon the Company any obligation to retain the employee in its employ or maintain the association with a consultant or advisor for any period.

         7.2.     Number of Shares

         Each Non-Incentive Stock Option shall state the number of Shares to which it pertains.

         7.3.     Option Price

         Each Non-Incentive Stock Option shall state the purchase price for the Shares covered by such Option, which shall not be less than the Fair Market Value (as provided in Paragraph 6.3) of the Shares.

         7.4.     Medium and Time of Payment

         The option purchase price of Non-Incentive Stock Options shall be payable upon the exercise of the Option and may be paid by cash or by delivery to the Company of such other form of consideration as determined by the Committee and as permitted by applicable law, including but not limited to, Shares underlying the Option being exercised. The Non-Incentive Stock Option shall be exercised by written notice to the Company at its principal office. Such notice shall state the optionee's election to exercise the Non-Incentive Stock Option, shall state the exact number of Shares as to which exercise is being made and shall be accompanied by payment of the full option purchase price of such Shares. The Non-Incentive Stock Option shall be deemed exercised upon the date the Company actually receives the notice and payment required by this Paragraph 7.4. The Company shall deliver to the person exercising the Non-Incentive Stock Option a certificate or certificates representing the Shares covered by such Options as soon as practical after the required notice and payment have been received by the Company. However, the Company shall not be obligated to issue any Shares unless and until, in the opinion of the Company's legal counsel, all laws and regulations have been satisfied.

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         7.5.     Expiration of Non-Incentive Stock Option

         No Non-Incentive Stock Option granted pursuant to the Plan shall be exercisable by the optionee, in whole or in part, at any time after the expiration of ten years from the date such Option is granted.

         7.6.     Terms and Exercise

         Each Non-Incentive Stock Option granted pursuant to the Plan may be exercised only as provided in the agreement executed by the Company and the optionee, which shall contain such provisions as to a vesting schedule and other terms or conditions for exercise of the Non-Incentive Stock Option as the Committee may, in its sole discretion, determine and approve. Unless otherwise provided in the Plan or in the agreement between the optionee and the Company, any portion of a Non-Incentive Stock Option not in fact exercised in the year in which it vests shall not lapse and may be exercised at any time during the remaining term of such Non-Incentive Stock Option. No Non-Incentive Stock Option or installment thereof shall be exercisable except as to whole Shares, and fractional Share interests shall be disregarded.

         7.7.     Nontransferability

                  No Non-Incentive Stock Option shall be assignable or transferable by the employee, consultant or advisor, other than by will or the laws of descent and distribution, as provided in Paragraph 7.9 hereof. During the lifetime of the employee, the Non-Incentive Stock Option shall be exercisable only by such employee, consultant or advisor.

         7.8.     Termination of Employment Except Disability or Death

         If an optionee shall cease to be employed by, or a consultant or advisor shall cease to be associated with the Company for any reason except disability, death or termination for cause, Non-Incentive Stock Options granted to such optionee, to the extent vested upon the date such optionee's employment or association with the Company terminates, and to the extent not theretofore exercised, shall be exercisable at any time with three months after such termination of employment or association. The transfer of the optionee from the employ of Aurora Energy, Ltd. to a subsidiary, or vice versa, or from one subsidiary to another, shall not be deemed a cessation of employment; provided, however, that no Non-Incentive Stock Option shall be exercisable, under any condition, after expiration of ten years from the date of its grant. Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment, for the purposes of the Plan, shall be determined by the Committee, which determination shall be final and conclusive. If an optionee's employment, or a consultant or advisor's association with the Company, is terminated for cause, as determined by the Committee, all rights under any and all Options shall expire concurrent with said termination.

         7.9.     Death or Disability of Optionee

         If the optionee shall die or become disabled while employed by or associated with the Company and shall not have theretofore fully exercised Non-Incentive Stock Options granted under the Plan, such Non-Incentive Stock Options may be exercised, to the extent that the optionee's right to exercise such Non-Incentive Stock Options had accrued and become vested upon the date of the optionee's death or disability, at any time within two years after the optionee's death or disability by the optionee or the optionee's legal representative, in the case of disability, or by the personal representatives, executors or administrators of the optionee's estate, in the case of death, or by any person or persons who shall have acquired the Non-Incentive Stock Option directly from the optionee by bequest or inheritance, provided, that under no circumstances may a Non-Incentive Stock Option granted under the Plan be exercisable after the expiration of ten years from the date upon which such Option was granted.

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8. CAPITAL ADJUSTMENTS

         The number and purchase price of shares of Common Stock covered by each Option and the total number of shares that may be granted under the Plan shall be proportionally adjusted to reflect, subject to any required action by the stockholders, any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar change in the capital structure of the Company.

9.       APPROVALS

         The issuance of options and shares pursuant to this Plan is expressly conditioned upon obtaining all necessary approvals from all regulatory agencies from which approval is required, and upon obtaining stockholder ratification of the Plan.

10. EFFECTIVE DATE OF PLAN

         The effective date of the Plan is October 1, 1997.

11. TERM AND AMENDMENT OF PLAN

         This Plan shall expire on September 30, 2007 (except to Options outstanding on that date), subject to the Board's power to terminate the Plan at any time.

         The Board of Directors may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect whatsoever with respect to any Shares not subject to Options at the time of such action; provided, however, that without approval of the stockholders of the Company, such revision or amendment shall not change the number of shares subject to the Plan, change the designation of the class of persons eligible to receive Options, decrease the price at which Options may be granted, or remove the administration of the Plan from the Committee.

12. WITHHOLDING TAXES

         The Company shall have the right to deduct withholding taxes from any payments made pursuant to the Plan or to make such other provisions as it deems necessary or appropriate to satisfy its obligations to withhold federal, state, or local income or other taxes incurred by reason of payments or the issuance of shares of Common Stock under the Plan. Whenever under the Plan, shares of Common Stock are to be delivered upon exercise of an option, the Committee shall be entitled to require as a condition of delivery that the optionee remit an amount sufficient to satisfy all federal, state and other government withholding tax requirements related thereto.

13. PLAN NOT A TRUST

         Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any optionee, the executor, administrator or other personal representative, or designated beneficiary or such optionee, or any other persons. If and to the extent that any optionee or such optionee's executor, adminstrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

14.      NOTICES

         Each optionee shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and delivery of agreements, Common Stock and cash pursuant to the Plan. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the optionee furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification if such notice is not required under the terms of the Plan or any applicable law.

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15. SEVERABILITY OF PROVISIONS

         If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included. It is the intent of the Board of Directors that Incentive Stock Options shall qualify for treatment under Section 422 of the Code as incentive stock options. To that end, should any provision of the Plan be determined to invalidate such treatment, such provision shall not be a part of the Plan, and shall be severable from and shall not affect the remaining provisions of the Plan.

16. PAYMENT TO MINORS, ETC.

         Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefore shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and other parties with respect thereto.

17. HEADINGS AND CAPTIONS

         The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

18. CONTROLLING LAW

         This Plan shall be construed and enforced according to the laws of the State of Michigan to the extent not preempted by federal law, which shall otherwise control.


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                               Aurora Energy, Ltd.
                             1997 Stock Option Plan

Summary of the 1997 Plan

         Purpose. The purposes of the 1997 Plan are to provide an equity and financial incentive to enable the Company to retain valuable employees, to attract new employees, to obtain the services of consultants, to encourage the sense of proprietorship of such person in the Company, and to stimulate the active interest of such persons in the development and financial success of the Company.

         Administration. The Plan will be administered by a committee of the Board of Directors (the "Committee"), consisting of not less than two members of the Board of Directors. The Board of Directors has appointed the Compensation Committee to administer the 1997 Plan. The Compensation Committee is currently comprised of Earl Young, Robin Dubuc and Gary Myles. The Committee will have the authority, with approval of the Board of Directors, to designate those persons who will receive Options pursuant to the 1997 Plan, to grant Options pursuant to the 1997 Plan, to determine whether Options granted under the 1997 Plan will be incentive stock options or non-incentive stock options, to establish the dates upon which Options granted pursuant to the 1997 Plan will be exercisable, to establish the exercise price of the Company's common stock which is subject to Options granted pursuant to the 1997 Plan, and to interpret the provisions and supervise the administration of the 1997 Plan.

         Eligibility. The persons who will be eligible to receive incentive stock options under the 1997 Plan will be full or part-time employees (including officers, whether or not they are directors) of the Company, or of its subsidiaries, as the Committee shall select from time to time. Except on certain conditions, an employee who owns more than ten percent of the outstanding common stock of the Company is not eligible to receive incentive stock options under the 1997 Plan. The persons who will be eligible to receive non-incentive stock options under the 1997 Plan will be employees of the Company, or consultants or advisors of the Company who perform substantial services for or on behalf of the Company or any of its subsidiaries and affiliates, all as the Committee shall select from time to time. The Committee has not made any recommendations or proposals concerning the grant of Options under the 1997 Plan to any person, and none of the common stock of the Company which will be subject to the 1997 Plan has been reserved for issuance to any person. Accordingly, it is not presently possible to determine the amount of Options, which any employee, consultant or advisor of the Company will receive under the 1997 Plan. At this time the Company has approximately 6 employees.

         Effective Date. Options may be granted under the 1997 Plan during its ten-year term, commencing on October 1, 1997.

         Common Stock Subject to the 1997 Plan. The 1997 Plan provides that the total number of shares of common stock of the Company which may be granted as Options shall not exceed 1,000,000 shares. (This was amended by the stockholders on June 15, 2000 to read, "Options shall not exceed 10% of the outstanding shares of the company as of December 31st of each year for the following year.") The number of shares of common stock of the Company subject to the 1997 Plan will be subject to adjustment for any stock dividend or split, recapitalization, merger, consolidation spin-off, reorganization, combination, exchange or other similar change in the capital structure of the Company.

         Exercise Price. Options granted under the 1997 Plan will have an exercise price not less than the fair market value of the shares of common stock of the Company underlying the Options on the date such Options are granted. The fair market value per share will be equal to the last reported sale price of the common stock on the open market on the date of grant, or any stock exchange that the common stock may be listed from time to time. Options will be exercisable by payment of the exercise price in cash, or by the delivery to the Company of such other form of consideration as determined by the Committee and as permitted by applicable law, including shares of common stock underlying the Option being exercised.

         Exercise Period. Options granted under the 1997 Plan will be exercisable pursuant to a vesting schedule and other terms or conditions as the Committee may in its sole discretion determine and approve. If the optionee ceases to be employed or associated with the Company for any reason except disability, death or termination for cause, Options granted to such optionee, to the extent vested upon such date, will be exercisable at any time within three months after such cessation of employment. If an optionee's employment or association is terminated for cause, all rights under any and all Options will expire concurrent with said termination. If the optionee shall die or become disabled while in the employ or association of the Company, the Options may be exercised, to the extent vested upon such date, at any time within twelve months after the optionee's death or disability.

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         Incentive Stock Options. the Committee may designate all or any part of an option granted to employees of the Company under the Plan as an incentive stock option, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. In the event such designation is made, additional restrictions shall apply to the grant and exercise of such options. An incentive stock option granted to an employee owning shares of the Company possessing more than 10% of the total combined voting power of all shares of the Company must be exercised if at all within five years from the date of the grant of such option, and exercise price for such option must be equal to no less than 110% of the fair market value of the common shares of the Company covered by such option upon the date of grant. In addition, the aggregate fair market value (determined as of the date of grant) of common shares subject to incentive stock options which are granted to any one employee, and which first become exercisable during any calendar year, may not exceed $100,000.

         Non-Transferability of Options. Options granted under the 1997 Plan will not be transferable, other than by will or the laws of descent and distribution, and Options will be exercisable only by the optionee during the lifetime of such optionee.

         Amendment of the 1997 Plan. The Board of Directors will have the power to suspend or discontinue the Plan, or to amend the Plan from time to time in such respects as it deems advisable, except that the approval of the Company's stockholders will be required in respect of any amendment which would (i) change the number of the Company's common stock which are subject to the 1997 Plan,
(ii) change the designation of the class of persons eligible to receive Options under the 1997 Plan, (iii) decrease the price at which Options may be granted under the 1997 Plan, or (iv) remove the administration of the 1997 Plan from the Committee. Each Option granted under the 1997 Plan will be evidenced by a written agreement between the Company and the optionee.

Certain Federal Income Tax Consequences

         Incentive Stock Options. The Company believes that with respect to incentive stock options granted under the 1997 Plan, no income generally will be recognized by an optionee for federal income tax purposes at the time such an option is granted or at the time it is exercised. Although regular taxable income is not recognized at the time of grant or exercise of an incentive stock option, the difference between the fair market value on the date of exercise and the exercise price, the "bargain purchase element," will be considered part of Alternative Minimum Taxable Income, creating a potential Alternative Minimum Tax liability in the year of exercise. If the optionee makes no disposition of the shares so received within two years from the date the incentive stock option was granted and one year from the receipt of the shares pursuant to the exercise of the incentive stock option, he will generally recognize long-term capital gain or loss upon disposition of the shares.

         If the optionee disposes of shares acquired by exercise of an incentive stock option before the expiration of the applicable holding period, any amount realized from such a disqualifying disposition will be taxable as ordinary income in the year of disposition generally to the extent that the lesser of the fair market value of the shares on the date the option was exercised or the fair market value at the time of such disposition exceeds the exercise price. Any amount realized upon such a disposition in excess of the fair market value of the shares on the date of exercise generally will be treated as long-term or short-term capital gain, depending on the holding period of the shares. A disqualifying disposition will include the use of shares acquired upon exercise of an incentive stock option in satisfaction of the exercise price of another option prior to the satisfaction of the applicable holding period.

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         The Company will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an incentive stock option. At the time of a disqualifying disposition by an optionee, the Company will be entitled to a deduction for federal income tax purposes equal to the amount taxable to the optionee as ordinary income in connection with such disqualifying disposition (assuming that such amount constitutes reasonable compensation).

         Non-Incentive Stock Options. The Company believes that the grant of non-incentive stock options under the 1997 Plan will not be subject to federal income tax. Upon exercise, the optionee generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction for federal income tax purposes (assuming that such compensation is reasonable), in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Gain or loss on the subsequent sale of shares received on exercise of non-incentive stock options generally will be long-term or short-term capital gain or loss, depending on the holding period of the shares.

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